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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Nos. 333-189002, 333-183491, 333-173208, 333-176110 and 333-176111) on Form S-8 and Registration Statements (Nos. 333- 188573, 333-178584 and 333-171998) on Form S-3 of our report dated March 17, 2014, relating to our audits of the consolidated financial statements of InVivo Therapeutics Holdings Corp. appearing in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2013. Our report dated March 17, 2014 relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 17, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM